UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Noble Energy Way

Houston, Texas 77070

(Address of Principal Executive Offices)

(281) 872-3100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02	Termination of a Material Definitive Agreement

On December 14, 2017, Noble Energy, Inc., a Delaware corporation (the “Company”) terminated the Purchase Agreement, dated May 17, 2017, among the Company, Noble Energy US Holdings, LLC, a Delaware limited liability company (“Noble Holdings” and together with Noble Energy, the “Sellers”), a subsidiary of the Company, and Wheeling Creek Midstream, LLC, a Delaware limited liability company (“Wheeling Creek”), a portfolio company of Quantum Energy Partners. Under the Purchase Agreement, the Sellers had agreed to sell 100% of the outstanding membership interests in NBL Midstream, LLC, a Delaware limited liability company (“NBL Midstream”), a wholly owned subsidiary of the Company, to Wheeling Creek. NBL Midstreeam is a holding company that owns a 50% interest in CONE Gathering LLC and 21.7 million common units in CONE Midstream Partners LP (the “CONE Interests”).

Item 8.01	Other Events

Purchase Agreement

On December 14, 2017, NBL Midstream and CNX Gas Company LLC, a Delaware limited liability company (“CNX Gas”), a wholly owned subsidiary of CNX Resources Corporation, entered into a Purchase Agreement (the “CNX Purchase Agreement”), pursuant to which NBL Midstream agreed to sell its 50% interest Cone Gathering LLC to CNX Gas for a total cash consideration of $305 million. The transaction is expected to close in the first quarter of 2018. Following the closing, NBL Midstream will retain ownership of its 21.7 million common units in CONE Midstream Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2017

NOBLE ENERGY, INC.

By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Deputy General Counsel and Assistant Secretary